UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 27, 2021

Date of Report (Date of earliest event reported)

                  Lincoln National Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (484) 583-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________________________________

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	LNC	New York Stock Exchange

__________________________________

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2021:

•

Dennis R. Glass, currently president, Chief Executive Officer (“CEO”) and a member of the Board of Directors (the “Board”) of Lincoln National Corporation (the “Corporation”), determined to retire as president and CEO of the Corporation, effective following the 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”).  He will continue his service on the Board and assume the role of Chairman following the 2022 Annual Meeting.

•

The Board determined that Ellen G. Cooper will become the president and CEO, effective following the 2022 Annual Meeting.  Ms. Cooper will also be nominated for inclusion in the Corporation’s slate of nominees for election as a member of the Board of Directors at the 2022 Annual Meeting.

•	The Board determined that William H. Cunningham will relinquish the role of Chairman and assume the role of independent Lead Director, effective following the 2022 Annual Meeting.

Ms. Cooper, 56, has served as Executive Vice President and Chief Investment Officer since 2012.  She added the role of Head of Enterprise Risk in 2019 and in March of 2021 was named the Head of the Annuity Solutions Group.  Prior to joining the Corporation, Ms. Cooper worked for Goldman Sachs Asset Management where she served as managing director and global head of the insurance strategy from 2008 to 2012. Earlier in her career, she was the chief risk officer for AEGON Americas from 2006 to 2008.

Following her succession to the role of president and CEO, Ms. Cooper will receive an annual cash base salary of $1,125,000.  In addition, for the 2022 fiscal year, Ms. Cooper will be eligible for target awards of: (i) 225% of her base salary under the Company’s annual incentive program (“AIP”); and (ii) 575% of her base salary under the Company’s long-term incentive program (“LTIP”).  The AIP and LTIP were both established under our shareholder-approved 2020 Lincoln National Corporation Incentive Compensation Plan.  The Compensation Committee (the “Committee”) of the Board of Directors will establish the performance measures and target performance goals for the 2022 AIP and LTIP at its regular meeting in February 2022.  Any awards under the 2022 AIP and LTIP will be paid out after the end of the applicable performance period only upon the Committee’s determination that threshold performance has been achieved for the performance measures.

A copy of the Corporation's press release dated August 30, 2021 announcing these decisions is attached hereto as Exhibit 99.1.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 27, 2021, the Corporation’s Board approved an amendment to the Amended and Restated Bylaws of the Corporation (the “Bylaws”), effective upon the date of the 2022 Annual Meeting, to modify the language in Article II, Section 1 of the Bylaws to increase the number of authorized Board members from thirteen to fourteen.

The foregoing summary of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of LNC, effective May 27, 2022.
99.1	Press Release dated August 30, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By	/s/ Nancy A. Smith
Name:	Nancy A. Smith
Title:	Senior Vice President and Secretary

Date:  August 30, 2021